UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2021

REGENXBIO Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9804 Medical Center Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2021, Luke M. Beshar notified REGENXBIO Inc. (the “Company”) of his resignation from the Board of Directors of the Company (the “Board”), effective immediately. With best wishes, the Company thanks Mr. Beshar for his dedicated service and valuable contributions.

On September 3, 2021, the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, elected Jean Bennett, M.D., Ph.D., as a Class II director of the Company and a member of the Nominating and Corporate Governance Committee, effective immediately. Dr. Bennett’s initial term will expire at the Company’s 2023 annual meeting of stockholders. The Board has determined that Dr. Bennett is an independent director in accordance with applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) and the NASDAQ Global Select Market (“Nasdaq”).

On September 3, 2021, the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, elected George V. Migausky as a Class III director of the Company and a member of the Audit Committee, effective immediately. Mr. Migausky’s initial term will expire at the Company’s 2024 annual meeting of stockholders. The Board has determined that Mr. Migausky is an independent director in accordance with applicable rules of the SEC and Nasdaq.

Pursuant to the Company’s compensation program for non-employee directors, each of Dr. Bennett and Mr. Migausky was granted an option to purchase 20,000 shares of the Company’s common stock at an exercise price of $34.98 per share. Each such option will vest in equal monthly installments over a period of 36 months from the date of the grant, except that in the event of a change of control of the Company or death, the option will accelerate and become immediately exercisable. Each of Dr. Bennett and Mr. Migausky will also receive a $40,000 annual retainer for their service on the Board. Dr. Bennett will receive an additional $5,000 annual retainer for her service on the Nominating and Corporate Governance Committee and Mr. Migausky will receive an additional $9,000 annual retainer for his service on the Audit Committee. Each of Dr. Bennett and Mr. Migausky will be eligible to receive, upon the conclusion of each annual meeting of stockholders beginning in 2022, an option to purchase 10,000 shares of the Company’s common stock. Each such annual option will vest in equal monthly installments over a period of 12 months from the date of grant, except that in the event of a change of control of the Company or death, the option will accelerate and become immediately exercisable. The Company’s compensation program for non-employee directors is described in further detail in the Company’s definitive proxy statement filed with the SEC on April 19, 2021 in connection with the Company’s 2021 annual meeting of stockholders.

Each of Dr. Bennett and Mr. Migausky has entered into an indemnification agreement with the Company requiring the Company to indemnify them to the fullest extent permitted under Delaware law with respect to their service as directors. The indemnification agreement is in the form entered into with the Company’s other directors and executive officers. The form indemnification agreement is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-206430), as originally filed on August 17, 2015 and declared effective on September 16, 2015.

A copy of the Company’s press release announcing the resignation of Mr. Beshar, the election of Dr. Bennett and the election of Mr. Migausky is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	REGENXBIO Inc. press release dated September 7, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: September 7, 2021	By:	/s/ Patrick J. Christmas II
Patrick J. Christmas II
Senior Vice President and Chief Legal Officer